Exhibit 4.1

EXECUTION VERSION

SECOND AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST OF
FRANKLIN ETHEREUM TRUST

FRANKLIN HOLDINGS, LLC,
as sponsor
and
CSC DELAWARE TRUST COMPANY,
as Delaware Trustee

Dated as of August 7, 2026

i

FRANKLIN ETHEREUM TRUST

SECOND AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

This Second Amended and Restated Agreement and Declaration of Trust (the “Trust Agreement”), dated as of August 7, 2026, is between Franklin Holdings, LLC, a Delaware limited liability company, as sponsor (the “Sponsor”), and CSC Delaware Trust Company, a Delaware trust company, as Delaware trustee (the “Trustee” or “Delaware Trustee”).

W I T N E S S E T H:

WHEREAS, Franklin Ethereum Trust (the “Trust”) was created on February 8, 2024, pursuant to an initial Trust Agreement dated as of February 8, 2024, between the Sponsor and the Delaware Trustee (the “Original Trust Agreement”) pursuant to the provisions of the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq. (as it may be amended from time to time, or any successor legislation, the “Delaware Act”); and

WHEREAS, the Sponsor and the Trustee amended and restated the Original Trust Agreement in the Amended and Restated Declaration of Trust dated May 30, 2024; and

WHEREAS, the Sponsor desires to amend and restate the Amended and Restated Declaration of Trust; and

NOW, THEREFORE, it being the intention of the parties hereto that, effective as of the date hereof, this Trust Agreement constitutes the governing instrument of the Trust, which shall be binding in accordance with its terms on the Trustee, by virtue of having become a Trustee of the Trust, and on every Shareholder, by virtue of having become a Shareholder of the Trust or a Series of the Trust pursuant to the terms of this Trust Agreement. In consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party, hereby agrees as follows:

ARTICLE I

NAME, PURPOSE AND DEFINITIONS

Section 1.01 Name.

This trust shall be known as the “Franklin Ethereum Trust.” The Sponsor and the Trustee shall conduct the business of the Trust under this name or any other name as the Sponsor may from time to time determine in its sole discretion. Any name change shall become effective on the execution by the Sponsor of an instrument setting forth the new name and the filing of a certificate of amendment by the Trustee pursuant to Section 3810(b)(1) of the Delaware Act. Any change in name of the Trust or any Series of the Trust (as defined in Article I, Section 1.03) shall not require the approval of Shareholders. A change in name of the Trust in accordance with this section shall have the status of an amendment to this Trust Agreement.

Section 1.02 Purpose.

The purpose of the Trust is to provide Shareholders of each Series with direct or indirect exposure to Ether, including Series that hold, or provide the economic effect of holding, Ether, and to enter into any lawful transaction and engage in any lawful activities in furtherance of or incidental to that purpose or for which a Delaware statutory trust may be organized, which may include seeking to Stake some or all of the Trust’s or Series’ Ether to earn Staking rewards. It is the intention of the parties hereto that the Trust shall be a statutory trust organized in series, under the Delaware Act and that this Trust Agreement shall constitute the governing instrument of the Trust. The Sponsor intends for each Series to be operated and treated for U.S. federal income tax purposes as an “investment trust” as defined in Treasury Regulation § 301.7701-4(c)(1) and to be treated as a “grantor trust” described in sections 671-679 of the Code. All provisions in this Trust Agreement are intended to be construed such that the Trust or any Series thereof does not lose its status as an “investment trust” treated as a “grantor trust”. It is not the intention of the Sponsor to create a general partnership, limited partnership, limited liability company, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust. The Trust shall be entitled to exercise all of the powers, rights and privileges granted to, or conferred upon, a statutory trust formed under the laws of the State of Delaware, now or hereafter in force.

Section 1.03 Definitions.

Whenever used herein, unless otherwise required by the context or specifically provided:

“Administrator” means any Person from time to time engaged to perform administration services for the Trust and each Series pursuant to authority delegated by the Sponsor.

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

“Airdrop” means the distribution of new Ether or other Digital Asset, or a right to acquire or possess such Ether or other Digital Asset, to holders of Ether or other Digital Asset, respectively, without any modification to the existing Ethereum Network or other Digital Asset Network and Ethereum Blockchain or other Digital Asset Blockchain.

“Authorized Participant” means a person who: (1) is a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions; (2) is a participant in DTC; and (3) has entered into a Participant Agreement with the Sponsor and the Administrator.

“Ether” means a Digital Asset based on an open-source cryptographic protocol existing on the Ethereum Network.

“Ethereum Network” means the online, end-user-to-end-user network associated with Ether and hosting a public transaction ledger, known as a blockchain (the “Ethereum Blockchain”), and the source code comprising the basis for the cryptographic and algorithmic protocols governing the Ethereum Network, as determined by the Sponsor.

“Business Day” shall mean any day the Exchange on which a particular Series is listed is open for business.

“By-Laws” shall mean the By-Laws of the Trust, if any, as amended from time to time which By-Laws are expressly herein incorporated by reference as part of the “governing instrument” within the meaning of the Delaware Act (defined herein).

“Certificate of Trust” means the Certificate of Trust of the Trust in the form filed with the Secretary of State of the State of Delaware pursuant to Section 3810 of the Delaware Act as amended or restated from time to time.

“Class” shall mean each class, if any, of Shares of the Trust or of a Series of the Trust established and designated under and in accordance with the provisions of Article II hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Control” and/or “Controlled” mean that the specified party, directly or indirectly, has the power to direct or cause the direction of the management and policies of an entity through the ownership of voting securities, by contract or otherwise.

“Commodity Pool Operator” means the Sponsor or any Person who is registered as a commodity pool operator with the Commodity Futures Trading Commission and engaged by the Trust or the Sponsor to serve as a commodity pool operator of the Trust or a Series, if necessary.

“Creation Unit” shall mean a block of 50,000 Shares or more or such other amount as established from time to time by the Sponsor. Multiple blocks are called “Creation Units.”

“CTA” shall have the meaning assigned in Section 9.08.

“Custodian” means, with respect to any Series, an entity designated to act as custodian of the Ether or other Digital Assets or cash of such Series pursuant to a written agreement with the Trust or Sponsor on behalf of such Series.

“Custody Agreements” means a written agreement entered into by the Trust or Sponsor with a Custodian providing for the deposit, safekeeping or delivery of Ether, other Digital Assets or cash held by a Series and related services.

“Digital Asset” means any digital representation of value which is recorded on a cryptographically secured distributed ledger or any similar technology as determined by the Sponsor.

“Digital Asset Network” means the online, end-user-to-end-user network associated with a Digital Asset and hosting a public transaction ledger, known as a blockchain (the “Digital Asset Blockchain”), and the source code comprising the basis for the cryptographic and algorithmic protocols governing the Digital Asset Network, as determined by the Sponsor.

“Delaware Act” shall mean the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.), as such statute may be amended or interpreted from time to time, and any legislative enactment which may replace or supersede such Act.

“DTC” shall mean the Depository Trust Company. DTC is a limited purpose trust company organized under New York law, a member of the U.S. Federal Reserve System and a clearing agency registered with the SEC registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

“DTC Participant” shall mean a participant in DTC, such as a bank, broker, dealer or trust company.

“Exchange” means the primary exchange or other securities market on which the Shares of a Series are listed for trading.

“Expenses” shall have the meaning assigned to such term in Section 3.05 herein.

“Fork” means non-backward compatible change to the original Ethereum Blockchain or other Digital Asset Blockchain and the source code of the original Ethereum Network or other Digital Asset Network which results in the original Ethereum Network or other Digital Asset Network and the original Ethereum Blockchain or other Digital Asset Blockchain existing side-by-side, but incompatible, with a new network and a new blockchain, and leads to the creation of a new asset running on the new blockchain.

“General Assets” shall have the meaning assigned to such term in Section 2.06(a) herein.

“Incidental Rights” means the rights to acquire, or otherwise establish dominion and control over, any Ether, Digital Asset or other asset or right, which rights are incident to the Trust’s ownership of Ether or other Digital Asset and arise without any action of the Trust, or of the Sponsor or Delaware Trustee on behalf of the Trust.

“Indemnified Person” shall have the meaning assigned to such term in Section 3.05 herein.

“IR Virtual Currency” means any virtual currency or right acquired by the Trust through the exercise of any Incidental Right.

“Participant Agreement” shall mean an agreement entered into by each Authorized Participant with respect to a Series which provides the procedures for the creation and redemption of Creation Units and for the delivery of the Ether, other Digital Asset and/or cash required for such creations and redemptions.

“Person” means and includes individuals, corporations, partnerships, trusts, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign.

“Prospectus” shall have the meaning assigned to such term in Section 4.02(d) herein. “Purchase Order” shall have the meaning assigned to such term in Section 2.08 (a)(i) herein. “Redemption Order” shall have the meaning assigned to such term in Section 2.10(a) herein.

“Registration Statement” means the registration statement of the Trust with respect to a Series as filed with the SEC and declared effective thereby, or becoming automatically effective, as applicable, as the same may at any time and from time to time be amended or supplemented.

“SEC” means the U.S. Securities and Exchange Commission.

“Series” refers to each Series of Shares established and designated under or in accordance with the provisions of Article II. Also herein referred to as a “Fund.”

“Shareholder” means a record owner of at least one outstanding Share of a Series.

“Share” shall mean an equal proportionate unit of beneficial interest into which the beneficial interest of each Series shall be divided. “Shares” includes fractions of Shares as well as whole Shares.

“Sponsor” means Franklin Holdings, LLC, or any entity into which it may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which it shall be a party, or any entity succeeding to all or substantially all of its business as sponsor of the Trust, or any successor Sponsor designated as such by operation of law or any successor Sponsor appointed as herein provided.

“Sponsor Agreement” means an agreement between the Trust and the Sponsor setting forth, among other things, the Sponsor’s compensation for its services to the Trust.

“Sponsor Indemnified Party” shall have the meaning assigned to such term in Section 4.05(c) herein.

“Staking” means a process by which investors in Ether or other Digital Assets lock up or “Stake” their Ether or other Digital Assets with a blockchain validator with the goal of being rewarded with new Ether or other Digital Assets when their Staked Ether or other Digital Assets become part of the process for validating data for the blockchain.

“Trust” refers to the Delaware statutory trust established under the Delaware Act by the filing of the Certificate of Trust in the Office of the Secretary of State of the State of Delaware on February 8, 2024, inclusive of each and every Series established as part of the Trust hereunder now or in the future.

“Trust Agreement” shall mean this Agreement and Declaration of Trust, as amended or restated from time to time.

“Trust Property” means the property of the Trust and, specifically, the cash, Ether or other Digital Assets owned or held by or for the account of the Trust or any Series.

“Trustee” or “Delaware Trustee” refers to CSC Delaware Trust Company or any successor Trustee designated as such by operation of law or appointed as herein, acting not in its individual capacity but solely as trustee of the Trust.

Section 1.04 Grantor Trust.

Nothing in this Trust Agreement, any Custody Agreement, the Sponsor Agreement or otherwise shall be construed to give the Trustee or Sponsor the power to vary the investment of the Shareholders (within the meaning of Treasury Regulation section 301.7701-4(c) under the Code or any similar or successor provision of the regulations under the Code), nor shall the Sponsor give the Trustee any direction that would vary the investment of the Shareholders. Neither the Trustee nor the Sponsor shall be liable to any Person for any failure of the Trust or Series thereof to qualify as a “grantor trust” under the Code or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, except that this sentence shall not limit the Trustee’s or Sponsor’s responsibility for the administration of the Trust in accordance with this Trust Agreement.

ARTICLE II

SERIES AND SHARES

Section 2.01 Division of Beneficial Interest; Establishment of Series and Classes.

The beneficial interests in the Trust shall at all times be divided into an unlimited number of Shares. The Sponsor may authorize the division of Shares into separate Series (which may be referred to herein as “Funds”) and the division of Series into separate Classes of Shares. The number of Series and Classes as may be established from time to time, is unlimited. The different Series and Classes shall be established and designated, and the variations in the relative rights and preferences as among the different Series and Classes shall be fixed and determined by the Sponsor. If no separate Series or Classes shall be established, the Shares shall have the rights, powers and duties provided for herein to the extent relevant and not otherwise provided for herein, and all references to Series and Classes shall be construed (as the context may require) to refer to the Trust. All references to Shares and Classes in this Trust Agreement shall be deemed to be Shares or Classes of any or all Classes and Series as the context may require. All provisions herein relating to the Trust shall apply equally to each Series and/or Class of the Trust, except as the context otherwise requires. Pursuant to Section 3804 of the Delaware Act, the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to a particular Series, whether such Series is now authorized and existing pursuant to this Trust Agreement or is hereafter authorized and existing pursuant to this Trust Agreement, shall be enforceable against the assets associated with such Series only and not against the assets of the Trust generally or any other Series thereof, and, except as otherwise provided in this Trust Agreement, none of the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series.

All Shares issued hereunder shall be fully paid and non-assessable. Unless otherwise determined by the Sponsor, no Share shall have any priority or preference over any other Share of the same Series or Class with respect to assets of such Series or Class. Unless otherwise determined by the Sponsor, all distributions, if any, shall be made ratably among all Shareholders of a Series or Class from the assets held with respect to such Series or Class according to the number of Shares of such Series or Class held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, Series or Class, as the case may be. Except as otherwise provided by the Sponsor, Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. Every Shareholder, by virtue of having purchased or acquired a Share, shall have expressly consented and agreed to be bound by the terms of this Trust Agreement.

The Sponsor shall have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders of any Series or Class: (i) to establish and designate and to change in any manner any Series or Class and to fix such preferences, voting powers, rights, duties and privileges of each Series or Class as the Sponsor may from time to time determine, which preferences, voting powers, rights, duties and privileges may be senior or subordinate to any existing Series or Class and may be limited to specified property or obligations of the Trust or gains and losses associated with specified property or obligations of the Trust; (ii) to divide the beneficial interest in each Series or Class into an unlimited amount of Shares, with or without par value, as the Sponsor shall determine; (iii) to issue Shares without limitation as to number (including fractional Shares), to such Persons and for such amount of consideration, subject to any restriction set forth in the By-Laws, if any, at such time or times and on such terms as the Sponsor may deem appropriate; (iv) to divide or combine the Shares or any Series or Class into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares of such Series or Class in the assets held with respect to that Series or Class; (v) to classify or reclassify any issued Shares of any Series or Class into shares of one or more Series or Class; and (vi) to take such other action with respect to the Shares as the Sponsor may deem desirable.

Section 2.02 Ownership of Shares.

The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series and Class, as applicable. No certificates certifying the ownership of Shares shall be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of Share certificates, transfer of Shares of each Series or Class and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of each Series and Class and as to the number of Shares of each Series and Class held from time to time by each.

Section 2.03 Transfer of Shares.

Except as otherwise provided by the Sponsor, Shares shall be transferable on the books of the Trust only by the record holder thereof or by their duly authorized agent upon delivery to the Sponsor, the Trust’s transfer or similar agent or other Person designated by the Sponsor of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Sponsor. Upon such delivery, and subject to any further requirements specified by the Sponsor or contained in the By- Laws (if any), the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder.

Section 2.04 Investments in a Series or Class.

Investments in each Series or Class may be accepted by the Trust from such Persons, at such times and on such terms as the Sponsor from time to time may authorize. Each investment shall be credited to the Shareholder’s account in the form of full and fractional Shares of the Trust, in such Series and Class as the purchaser shall select, at the net asset value per Share determined for such Series or Class on the day the order to create or redeem Creation Units is properly received and accepted by the Trust or applicable Series; provided, however, that the Sponsor may, in its sole discretion, impose a sales charge, transaction fee or other charges upon investments in a Series or Class or place such other restrictions on investments in a Series or Class as the Sponsor, in its sole discretion, deems appropriate.

Section 2.05 Status of Shares and Limitation of Personal Liability.

The ownership of the Trust Property and the right to conduct the business of the Trust and each Series or Class described herein are vested exclusively in the Sponsor and the Trustee. The Shareholders of a Series or Class shall have no interest therein other than the beneficial interest in such Series or Class conferred by their Shares, and they shall have no right to call for any partition or division of any Trust Property, rights or interests of the Trust or a Series or Class, nor can they be called upon to share or assume any losses of the Trust or a Series or Class, or, subject to the right of the Sponsor to charge certain expenses directly to Shareholders, suffer an assessment of any kind by virtue of their ownership of Shares. Every Shareholder, by virtue of having purchased a Share, shall become a Shareholder of the Series or Class whose Share or Shares it has purchased and shall be held to have expressly assented and agreed to be bound by the terms hereof and to have become a party hereto. The death, incapacity, dissolution, termination or bankruptcy of a Shareholder during the existence of the Trust or a Series or Class shall not operate to terminate the Trust or such Series or Class, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or such Series or Class, the Sponsor or the Trustee, but entitles such representative only to the rights of such Shareholder under this Trust Agreement. Ownership of Shares shall not constitute the Shareholders as partners. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except as specified in this Trust Agreement or as specified by the Trust or the Sponsor when creating the Shares). No Shareholder of a Series or Class shall be subject in such capacity to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. Shareholders shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the Delaware General Corporation Law.

Section 2.06 Designation and Rights of Shares.

Each Series and Class shall be separate and distinct from any other Series or Class. Separate and distinct records on the books of the Trust shall be maintained for each Series and Class. The assets and liabilities belonging to any such Series shall be held and accounted for separately from the assets and liabilities of the Trust or any other Series. Shares of each Series or Class, unless otherwise provided in the resolution establishing such Series or Class, shall have the following relative rights and preferences:

(a)
Assets Held with Respect to a Particular Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, including distributions paid by, and reinvested in such Series together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, subject only to the rights of creditors of such Series, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as “assets held with respect to” that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively “General Assets”), the Sponsor shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Sponsor, in its sole discretion, deems fair and equitable, and any General Assets as allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Sponsor shall be conclusive and binding upon the Shareholders of all Series for all purposes. Separate and distinct records shall be maintained for each Series and Class and the assets held with respect to each Series and Class shall be held and accounted for separately from the assets held with respect to all other Series and Classes and the General Assets of the Trust not allocated to such Series.

(b)
Liabilities Held with Respect to a Particular Series. The assets of the Trust held with respect to each particular Series or Class shall be charged against the liabilities of the Trust held with respect to that Series or Class and all expenses, costs, charges and reserves attributable to that Series or Class, and any general liabilities of the Trust which are not readily identifiable as being held with respect to any particular Series shall be allocated and charged by the Sponsor to and among any one or more of the Series or Classes in such manner and on such basis as the Sponsor, in its sole discretion, deems fair and equitable. The liabilities, expenses, costs, charges, and reserves so charged to a Series or Class are herein referred to as “liabilities held with respect to” that Series or Class. Any liabilities, debts, obligations, expenses, costs, charges and reserves of the Trust that are not readily identifiable as being liabilities held with respect to any particular Series (collectively “General Liabilities”) shall be allocated and charged by the Sponsor to and among any one or more of the Series in such manner and on such basis as the Sponsor, in its sole discretion, deems fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Sponsor shall be conclusive and binding upon the Shareholders of all Series for all purposes. All Persons who have extended credit which has been allocated to a particular Series, or who have a claim or contract which has been allocated to any particular Series, shall look, and shall be required by contract to look, exclusively to the assets of that particular Series for payment of such credit, claim, or contract, and not any other Series or Class or the Trust as a whole. In the absence of an express contractual agreement so limiting the claims of such creditors, claimants and contract providers, each creditor, claimant and contract provider will be deemed nevertheless to have impliedly agreed to such limitation.

Subject to the right of the Sponsor in its discretion to allocate General Liabilities as provided herein, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series, whether such Series is now authorized and existing pursuant to this Trust Agreement or is hereafter authorized and existing pursuant to this Trust Agreement, shall be enforceable against the assets held with respect to such particular Series only, and not against the assets of any other Series or the General Assets of the Trust and none of the General Liabilities of the Trust or the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any other Series thereof shall be enforceable against the assets held with respect to such particular Series. Notice of this limitation on liabilities between and among Series is set forth in the Certificate of Trust, and by giving such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities between and among Series (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) are applicable to the Trust and each Series.

(c)
Dividends, Distributions, Redemptions, and Repurchases. Notwithstanding any other provisions of this Trust Agreement, no distribution including, without limitation, any distribution paid upon termination of the Trust or paid on or in respect to any Series, nor any redemption or repurchase of the Shares of any Series, shall be effected by the Trust other than from the assets held with respect to such Series, nor, except as specifically provided herein, shall any Shareholder of any particular Series, otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Sponsor shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

(d)
Voting. Pursuant to Section 9.01(c), Shareholders shall have no voting rights hereunder except as the Sponsor may consider desirable and so authorize in its sole discretion. To the extent that the Sponsor authorizes a vote of Shareholders, all Shares of the Trust entitled to vote on a matter shall vote without differentiation between the separate Series or Class on a one vote per each Share (including fractional votes for fractional shares) basis; provided, however, if a matter to be voted on affects only the interests of some but not all Series or Classes of Shareholders or as otherwise required by applicable law, then only the Shareholders of such affected Series or Classes shall be entitled to vote on the matter, separately by Series or Class and on the same one vote per each Share (including fractional votes for fractional shares) basis.

(e)
Equality. All the Shares of each particular Series shall represent an equal proportionate undivided interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series or a Class), and each Share of any particular Series or Class shall be equal to each other Share of that Series or Class.

(f)
Fractions. Any fractional Share of a Series or Class shall carry proportionately all the rights and obligations of a whole Share of that Series or Class, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

(g)
Exchange Privilege. The Sponsor shall have the authority to provide that the holders of Shares of any Series or Class shall have the right to exchange said Shares for Shares of one or more other Series or Class of Shares, in accordance with such requirements and procedures as may be established by the Sponsor.

Section 2.07 Fixing of Record Date.

Whenever any distribution will be made, or whenever the Trust receives notice of any solicitation of proxies or consents from Shareholders, or whenever for any reason there is a split, reverse split or other change in the outstanding Shares, or whenever the Sponsor shall find it necessary or convenient in respect of any matter, the Sponsor shall fix a record date for the determination of the Shareholders who shall be (i) entitled to receive such distribution or the net proceeds of the sale thereof, (ii) entitled to give such proxies or consents in respect of any such solicitation, (iii) entitled to receive Shares of a Series or Class as a result of any such split, reverse split or other change and (iv) entitled to act in respect of any other matter for which the record date was set. Subject to applicable law and this Trust Agreement, Sponsor shall have sole discretion to fix such record date.

Section 2.08 Creations and Issuance of Creation Units.

(a)
The following procedures, except to the extent otherwise provided in the Participant Agreement for each Authorized Participant, which may be amended from time to time in accordance with the provisions of such Participant Agreement (and any such amendment will not constitute an amendment of this Trust Agreement), apply to the creation and issuance of Creation Units. Subject to the limitations upon and requirements for issuance of Creation Units stated herein and in such procedures, the number of Creation Units which may be issued by the Trust is unlimited.

(i)
On any Business Day, an Authorized Participant may submit a request to create one or more Creation Units (such request by an Authorized Participant, a “Purchase Order”) through the facilities of DTC, or a successor depository, in the manner provided in the Participant Agreement. Purchase Orders will be processed only from Authorized Participants with respect to which a Participant Agreement is in full force and effect.

(ii)
Any Purchase Order is subject to rejection by the Sponsor at its sole discretion as set forth in the Participant Agreement.

(b)
After accepting an Authorized Participant’s Purchase Order, the Sponsor (or its delegate or agent) will issue and deliver (or will cause to be issued and delivered) Creation Units to fill an Authorized Participant’s Purchase Order in the manner provided in the Participant Agreement, but only if the Sponsor (or its delegate or agent) has received (A) the non-refundable transaction or other fees due for such Purchase Order, unless such fees have been waived by the Sponsor in its sole discretion, and (B) notice that, for the account of the Trust on behalf of a Series, the requisite amount of Ether, other Digital Assets and/or cash based on the number of Creation Units associated with the Authorized Participant’s Purchase Order has been received. Upon issuing a Creation Unit pursuant to a Purchase Order of an Authorized Participant, the Sponsor (or its delegate or agent) will deposit the Creation Unit with DTC in accordance with DTC’s customary procedures, for credit to the account of the Authorized Participant that placed the Purchase Order.

(c)
The procedures set forth in this Section 2.08 may be changed from time-to-time at the sole discretion of the Sponsor.

Section 2.09 Requirements for Deposits.

The Sponsor shall accept delivery of Ether, other Digital Assets and/or cash by such means as the Sponsor in its sole discretion, from time to time, may determine to be acceptable for the Trust on behalf of a Series.

Section 2.10 Redemption of Creation Units.

(a)
The following procedures, except to the extent otherwise provided in the Participant Agreement for each Authorized Participant, which may be amended from time to time in accordance with the provisions of such Participant Agreement (and any such amendment will not constitute an amendment of this Trust Agreement), apply to the redemption of Creation Units.

(i)
On any Business Day, an Authorized Participant may submit a request to redeem one or more Creation Units standing to the credit of the Authorized Participant on the records of DTC in kind (such request, a “Redemption Order”) in the manner provided in the Participant Agreement. Redemption Orders will be processed only from Authorized Participants with respect to which a Participant Agreement is in full force and effect.

(ii)
Any Redemption Order is subject to rejection by the Sponsor at its sole discretion as set forth in the Participant Agreement.

(iii)
After accepting an Authorized Participant’s Redemption Order, the Sponsor (or its delegate or agent) will deliver (or cause to be delivered) the redemption distribution to fill an Authorized Participant’s Redemption Order in the manner provided in the Participant Agreement, but only if the Sponsor (or its delegate or agent) has received (A) the non-refundable transaction or other fees due for such Redemption Order, unless waived by the Sponsor in its sole discretion, and (B) notice that the Fund’s account at DTC has been credited with all Shares comprising the Creation Units being tendered for redemption.

(b)
The procedures set forth in this Section 2.10 may be changed from time-to-time at the sole discretion of the Sponsor.

ARTICLE III

TRUSTEE

Section 3.01 Term; Resignation.

(a)
The Trustee shall be appointed by the Sponsor and shall serve for the duration of the Trust or until the earlier of (i) the effective date of the Trustee’s resignation, or (ii) the effective date of the removal of the Trustee by the Sponsor.

(b)
The Trustee may resign at any time by giving sixty (60) days’ written notice to the Sponsor; provided, however, that said resignation of the Trustee shall not be effective until such time as a successor Trustee has accepted appointment as Trustee of the Trust. The Trustee may be removed at any time by the Sponsor upon sixty (60) days’ written notice to the Trustee; provided, however, such removal shall not be effective until such time as a successor Trustee has accepted such appointment.

Section 3.02 Duties.

CSC Delaware Trust Company has been appointed and hereby agrees to serve as the Trustee of the Trust. The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the purpose of satisfying the requirement of Section 3807(a) of the Delaware Act that the Trust have at least one trustee with a principal place of business in Delaware. It is understood and agreed by the parties hereto that the Trustee shall have none of the duties or liabilities of the Sponsor. The duties of the Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware, and (ii) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware which the Delaware Trustee is required to execute under Section 3811 of the Delaware Act; provided, however, that the Trustee shall not be required to take any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Trustee in personal liability or is contrary to the terms of this Trust Agreement or of any document contemplated hereby to which the Trust or the Trustee is a party or is otherwise contrary to law.

Section 3.03 Compensation and Expenses of the Trustee.

The Trustee (or any successor Trustee) shall be entitled to receive compensation from the Sponsor or from the Trust for its services in accordance with such schedules as shall have been separately agreed to from time to time in writing by the Trustee and the Sponsor or the Trust. Subject to prior written notification and approval of the Sponsor, which shall not be unreasonably withheld, the Trustee may consult with counsel (who may be counsel for the Sponsor or for the Trustee). The reasonable legal fees incurred in connection with such consultation shall be reimbursed to the Trustee pursuant to this Section 3.03, provided that no such fees shall be payable to the extent that they are incurred as a result of the Trustee’s gross negligence, bad faith or willful misconduct. Notwithstanding any other provision of this Agreement, all payments to the Trustee, including fees, expenses and any amounts paid in connection with indemnification of the Trustee in accordance with the terms of this Agreement will be payable only in U.S. Dollars.

Section 3.04 Liability of Trustee.

The Trustee shall not be liable for the acts or omissions of the Sponsor, nor shall the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under this Trust Agreement. The Trustee shall not be liable under any circumstances, except for a breach of its obligations pursuant to this Trust Agreement or its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

(i)
the Trustee shall not be liable for any error of judgment made in good faith, except to the extent such error of judgment constitutes gross negligence on its part;

(ii)
no provision in this Trust Agreement shall require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(iii)
under no circumstances shall the Trustee be liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust or any Series;

(iv)
the Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Trust Agreement or for the due execution hereof by the Sponsor;

(v)         under no circumstances shall the Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust or any Series;

(vi)
the Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the Sponsor, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(vii)
in the exercise or administration of the trust hereunder, the Trustee (a) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee in good faith and with due care; and (b) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(viii)
except as expressly provided in this Section 3.04, in accepting and performing the Trust hereby created, the Trustee acts solely as Trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement shall look only to the Trust’s property for payment or satisfaction thereof;

(ix)
the Trustee shall not be liable for punitive, exemplary, consequential, special or other similar damages however styled, including lost profits, for a breach of this Trust Agreement under any circumstances;

(x)
the Trustee shall not be obligated to give any bond or other security for the performance of any of its duties hereunder;

(xi)
the Trustee has not prepared or verified, and shall not be responsible or liable for, any information, disclosure or other statement in the Prospectus or in any other document issued or delivered in connection with the sale or transfer of the Shares;

(xii)
the Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Sponsor provided that the Trustees’ actions or omissions do not involve willful misconduct, bad faith or gross negligence;

(xiii)
the Trustee shall be authorized but not obligated to take the actions of the Trust under this Trust Agreement and the related documents and shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or any other agreements to which the Trust is a party, at the request, order or direction of the Sponsor unless the Sponsor has offered to CSC Delaware Trust Company (or any successor Trustee) (in its capacity as Trustee and individually) security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by CSC Delaware Trust Company (or such successor Trustee) (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby;

(xiv)
Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of, or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge becoming payable by the Trustee under the laws of any jurisdiction or any political subdivision thereof other than the State of Delaware or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the actions of the Trustee contemplated by this Trust Agreement;

(xv)
to the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders, or any other Person, the Trustee, acting under this Trust Agreement, shall not be liable to the Trust, the Shareholders, or any other Person for its good faith reliance on the provisions of this Trust Agreement, and the provisions of this Trust Agreement, to the extent that they restrict or eliminate the duties and liabilities of the Trustee otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Trustee;

(xvi)
if the Trustee is unsure of the application of any provision of this Agreement or any related agreement, then the Trustee may promptly deliver a notice to the Sponsor requesting written instructions as to the course of action desired by the Sponsor, and if the Trustee does not receive such instructions within ten Business Days after it has delivered such notice, or such shorter period of time set forth in such notice, it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement;

(xvii)
the Trustee shall have no duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Trust Property, to prepare or file any document or report (including any securities or tax filings or reports, any financing or continuation statement, qualification to do business, licensing, commission filing or other filing for the Trust), or to otherwise perfect or maintain the perfection of any security interest or lien, or otherwise to take or refrain from taking any action under or in connection with this Agreement except as expressly required by the terms of this Agreement, and the right of the Trustee to perform any discretionary act enumerated in this Agreement or in any related document shall not be construed as a duty, and no implied duties (including fiduciary duties) or obligations shall be read into this Agreement or any related agreement against the Trustee;

(xviii)
the Trustee shall not be liable for any action taken, or error of judgment made, in good faith by any officer or employee of the Trustee without willful misconduct or gross negligence;

(xix)
in no event shall the Trustee be liable for forces beyond its control including strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes, epidemics or pandemics, or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services ; and

(xx)
the Trustee may earn compensation in the form of short-term interest (“float”) on items like uncashed distribution checks (from the date issued until the date cashed), funds that the Trustee is directed not to invest and deposits awaiting investment direction or received too late to be invested overnight in previously directed investments.

Section 3.05 Indemnification.

The Trustee (individually and in its capacity as such) or any officer, Affiliate, director, employee, or agent of the Trustee (each an “Indemnified Person”) shall be entitled to indemnification from the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including the reasonable fees and expenses of counsel and fees and expenses incurred in connection with enforcement of its indemnification rights hereunder, and including liabilities under state or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of this Trust Agreement or the transactions contemplated hereby; provided, however, that the Trust shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person. The obligations of the Trust to indemnify the Indemnified Persons as provided herein shall survive the termination of this Trust Agreement. If the Trust shall have insufficient assets or improperly refuses to pay an Indemnified Person within sixty (60) days of a request for payment owed hereunder, the Sponsor shall, as secondary obligor, compensate or reimburse the Trustee or indemnify, defend and hold harmless an Indemnified Person as if it were the primary obligor hereunder; provided, however, that the Sponsor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of an Indemnified Person.

Section 3.06 Successor Trustee.

Upon the resignation or removal of the Trustee, the Sponsor shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Delaware Act. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor shall become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within sixty (30) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. Any business entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, to the fullest extent permitted by law without the execution or filing of any paper or any further act on the part of any of the parties hereto. Any successor Trustee shall file any necessary amendments to the certificate of trust with the Secretary of State.

ARTICLE IV

THE SPONSOR

Section 4.01 Management of the Trust.

Pursuant to Sections 3806(a) and 3806(b)(7) of the Delaware Act, the Trust shall be managed by the Sponsor and the conduct of the Trust’s business shall be controlled and conducted solely by the Sponsor in its sole discretion in accordance with this Trust Agreement. Any determination as to what is in the interests of the Trust made by the Sponsor in good faith shall be conclusive. In construing the provisions of this Trust Agreement, the presumption shall be in favor of a grant of power to the Sponsor except as limited, restricted or prohibited by the express provisions of this Trust Agreement (e.g., see Section 1.04). The enumeration of any specific power in this Trust Agreement shall not be construed as limiting the aforesaid or any other power.

Section 4.02 Authority of Sponsor.

In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement (e.g., see Sections 1.02 and 1.04) or the Delaware Act, the Sponsor shall have and may exercise on behalf of the Trust and each Series, all powers and rights the Sponsor, in its sole discretion, deems necessary, proper, convenient or advisable to effectuate and carry out the purposes, activities and objectives of the Trust and each Series, which shall include, without limitation, the following:

(a)
To enter into, execute, deliver and maintain, and to cause the Trust and each Series to perform its obligations under, contracts, agreements and any or all other documents and instruments, and to do and perform all such things as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the Shares and the conduct of Trust activities and administration, and the activities and administration of each Series, including, but not limited to contracts with third parties for services; provided, however, that such services may be performed by an Affiliate or Affiliates of the Sponsor so long as the Sponsor has made a good faith determination that the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Trust are commercially reasonable;

(b)
To establish, maintain, deposit into, and/or otherwise draw upon accounts on behalf of the Trust or each Series with appropriate custodial, banking or other institutions, and execute and/or accept any instrument or agreement incidental to the Trust’s or a Series’ business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Sponsor in the Sponsor’s name shall be deemed executed and accepted on behalf of the Trust or a Series, as applicable, by the Sponsor;

(c)
To deposit, withdraw, pay, retain and distribute Ether, other Digital Assets, and/or cash and Trust Property, or any portion thereof, in any manner consistent with the provisions of this Trust Agreement;

(d)
To supervise the preparation and filing of the Registration Statement and the Trust’s prospectus (the “Prospectus”) and to execute the Registration Statement on behalf of the Trust;

(e)
To pay or authorize the payment of distributions to the Shareholders and pay or authorize the payment of the expenses of the Trust and each Series;

(f)
To hold or dispose of Trust Property and to subscribe for, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, or otherwise deal in Trust Property, and to do any and all acts and things for the maintenance, preservation, and protection of Trust Property;

(g)
To exercise powers and right of subscription or otherwise with respect to the ownership of Trust Property;

(h)
To hold Ether, other Digital Assets or cash or property in a form not indicating that it is Trust Property, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise or to authorize the custodian or a subcustodian or a nominee or nominees to deposit the same in a securities depository;

(i)
To litigate, compromise, arbitrate, settle or otherwise adjust claims in favor of or against the Trust or a Series, or any matter in controversy, including but not limited to claims for taxes; and

(j)
To contract with any Person(s) appointing such Person(s), including any Affiliate, to provide services to the Trust or any Series, including without limitation, accountants, administrators, auditors, custodians, index providers, transfer agents, shareholder servicing agents, marketing agents or other agents for the Trust or any Series.

(k)
To enter into the Sponsor Agreement on terms and conditions acceptable to the Sponsor.

(l)
To serve as Commodity Pool Operator for a Series, if necessary, or appoint any Person, including any Affiliate, to serve as Commodity Pool Operator for such Series.

(m)
To determine, in the Sponsor’s sole discretion, what peer-to-peer network constitutes the Ethereum Network or other Digital Asset Network and what constitutes Ether or other Digital Assets for the Trust’s purposes, and what action the Trust shall take in response to a Fork (in making such determination, the Sponsor may consider any factors it deems relevant);

(n)
To determine, in the Sponsor’s sole discretion, in the event of an Airdrop to holders of Ether or other Digital Asset or any event similar to a Fork or Airdrop occurring with respect to Ether or other Digital Asset what action the Trust shall take;

(o)
To determine, in the Sponsor’s sole discretion, based on whatever factors the Sponsor deems relevant, what action to take in connection with the Trust’s entitlement to or ownership of Incidental Rights or any IR Virtual Currency, including (i) selling Incidental Rights and/or IR Virtual Currency and distributing the cash proceeds to the Shareholders, (ii) distributing Incidental Rights and/or IR Virtual Currency in-kind to the Shareholders or to an agent acting on behalf of the Shareholders for sale by such agent if an in-kind distribution would otherwise be infeasible, (iii) using Incidental Rights and/or IR Virtual Currency to pay the Sponsor’s Fee and/or additional Trust expenses not assumed by the Sponsor, or (iv) electing not to acquire, claim, or obtain, and permanently and irrevocably abandoning, Incidental Rights or IR Virtual Currency for no consideration;

(p)
To Stake or delegate to an affiliate of the Sponsor, a Custodian, an affiliate of the Custodian, or another third-party to Stake Ether on the Ethereum Network or other Digital Assets on another Digital Asset Network, as applicable; and

(q)
Solely to the extent permitted under published Internal Revenue Service guidance, (i) to borrow money, Ether or other digital assets and in this connection issue notes or other evidence of indebtedness; (ii) to secure such borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; and (iii) to endorse, guarantee, or undertake the performance of an obligation or engagement of any other Person and to lend Trust Property.

Section 4.03 Obligations of Sponsor.

In addition to the obligations expressly provided by the Delaware Act or this Trust Agreement, the Sponsor shall:

(a)
Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

(b)
Retain independent public accountants to audit the accounts of the Trust;

(c)
Employ attorneys to represent the Trust;

(d)
Select the Trust’s or any Series’ Trustee, administrator, transfer agent, custodian, index provider, marketing agent(s) and any other service provider(s) and cause the Trust or such Series to enter into contracts with such service provider(s); and

(e)
Oversee the operation of the service providers of the Trust and each Series in connection with their dealings with the Trust and each Series.

The Sponsor shall be entitled to delegate its obligations under this Trust Agreement and applicable law to third parties, including any Affiliate, and shall not be liable for the actions of such third party to the extent the selection of such third party was made with reasonable care or, as applicable, the selection of such Affiliate was made in accordance with Section 4.02(a). The agreement pursuant to which an Affiliate is to perform services for the Trust shall be terminable by the Trust without penalty upon discovery of acts of fraud or willful malfeasance of the Affiliate in performing its duties thereunder.

Section 4.04 Compensation of the Sponsor.

The Sponsor shall be entitled to compensation for its services to the Trust in accordance with the Sponsor Agreement and the Prospectus. The Trustee shall have no liability or responsibility for amounts paid to the Sponsor pursuant to this Section 4.04. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of its fee payable under this Section 4.04. The Sponsor is under no obligation to waive its fees hereunder, and any such waiver shall create no obligation to waive fees during any period not covered by the applicable waiver. Any fee waiver by the Sponsor shall not operate to reduce the Sponsor’s obligations hereunder.

Section 4.05 Liability of Sponsor and Indemnification.

(a)
The Sponsor shall not be under any liability to the Trust, the Trustee or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to this Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any Ether or other Digital Assets or other assets held in trust hereunder; provided, however, that this provision shall not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other Person for any matters arising hereunder. The Sponsor shall in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for herein.

(b)
Unless otherwise expressly provided herein:

(i)
whenever a conflict of interest exists or arises between the Sponsor or any of its Affiliates, on the one hand, and the Trust, on the other hand; or

(ii)
whenever this Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

(c)
The Sponsor and its shareholders, members, directors, officers, employees, Affiliates and subsidiaries (each a “Sponsor Indemnified Party”) shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of this Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under this Section 4.05 may be payable in advance or shall be secured by a lien on the Trust. The Sponsor shall not be under any obligation to appear in, prosecute or defend any legal action which in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action which it may deem necessary or desirable in respect of this Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties as provided herein shall survive the termination of this Trust Agreement.

ARTICLE V

BOOKS OF ACCOUNT AND CERTIFICATE OF TRUST

Section 5.01 Books of Account.

Proper books of account for each Series and Class shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Sponsor in its sole discretion, and there shall be entered therein all transactions, matters and things relating to each Series’ business as are required by the Securities Act of 1933, as amended, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust, the Administrator or any other service provider engaged by the Sponsor to perform such service.

Section 5.02 Certificate of Trust.

Except as otherwise provided in the Delaware Act or this Trust Agreement, the Sponsor shall not be required to mail a copy of any Certificate of Trust filed with the Secretary of State of the State of Delaware to each Shareholder; however, such certificates shall be maintained at the principal office of the Trust and shall be available for inspection and copying by the Shareholders in accordance with this Trust Agreement.

ARTICLE VI

AMENDMENT OF TRUST AGREEMENT

Except as specifically provided herein, the Sponsor, in its sole discretion and without Shareholder consent, may amend or otherwise supplement this Trust Agreement by making an amendment, a Trust Agreement supplemental hereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement hereto shall be effective on such date as designated by Sponsor in its sole discretion. Any amendment to the Trust Agreement that affects the immunities, indemnities, privileges, duties, liabilities, rights or protections of the Trustee shall require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion.

ARTICLE VII

TERM

The term for which the Trust and each Series shall exist shall be perpetual, unless terminated pursuant to the provisions of Article VIII hereof or as otherwise provided by law.

ARTICLE VIII

TERMINATION/REORGANIZATION

Section 8.01 Termination of the Trust or any Series or Class.

(a)
The Sponsor may terminate the Trust or any Series or Class at any time for any reason in its sole discretion, however, notwithstanding the foregoing, if the Trust (or a Series as the case may be) fails to qualify for treatment or ceases to be treated as a “grantor trust” under the Code or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, the Sponsor will evaluate whether it is advisable and the best interest of the Shareholders to terminate the Trust or any Series thereof as a result of such tax treatment or change in tax treatment, reorganize a Series into a new Series of the Trust or continue the Trust and Series without further action.

(b)
Written notice of termination with respect to the Trust, Series or Class, specifying the anticipated date of termination and the anticipated period during which the assets of the Trust or such Series will be liquidated, generally shall be given by the Sponsor to Shareholders of the Trust or Series, as applicable, at least thirty (30) days prior to termination of the Trust, Series or Class. Within a reasonable period of time after such termination the Sponsor shall, subject to any applicable provisions of law, sell all of the Ether or other Digital Assets not already distributed to Authorized Participants redeeming Creation Units, as provided herein, if any, in such a manner so as to effectuate orderly sales and a minimal market impact, and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under this Trust Agreement, uninvested and without liability for interest, for the pro rata benefit of the beneficial owners of Shares that had not theretofore been redeemed. The Sponsor shall not be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in accordance with the provisions of this Section 8.01. The Sponsor may suspend its sales of Ether or other Digital Assets upon the occurrence of unusual or unforeseen circumstances, including, but not limited to, a suspension in trading of Ether or other Digital Assets. Upon receipt of proceeds from the sale of the last Ether or other Digital Assets held hereunder, the Sponsor shall:

(i)
pay to itself individually from the Trust an amount equal to the sum of (1) any compensation due it for extraordinary or other services, (2) any advances made but not yet repaid and (3) reimbursement of any other disbursements as provided herein;

(ii)
pay to the Trustee any outstanding fees, expenses and indemnities due and owing;

(iii)
deduct from the Trust any amounts which it, in its sole discretion, shall deem necessary or appropriate to pay on behalf of the Trust and each Series or Class, any applicable taxes or other governmental charges that may be payable by the Trust or such Series and any other contingent or future liabilities of the Trust or a Series or Class;

(iv)
distribute each Shareholder’s interest in the remaining assets of the Trust; and

(v)
disseminate to each Shareholder a final statement as of the date of the computation of the amount distributable to the Shareholders.

(c)
Upon termination of the Trust, following completion of winding up of its business, the Trustee, upon written direction and expense of the Sponsor, shall cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with the Delaware Act.

Section 8.02 Merger and Consolidation.

The Sponsor may cause (i) the Trust to be merged into or consolidated with, converted to or to sell all or substantially all of its assets to, another trust or entity; (ii) a Series or Class of the Trust to be consolidated with, or to sell all or substantially all of its assets to, another Series or Class of the Trust or another series or class of another trust or company; (iii) the Shares of a Class of a Series to be converted into another class of the same Series; (iv) the Shares of the Trust or any Series to be converted into beneficial interests in another statutory trust (or series thereof); or (v) the Shares of the Trust or any Series or Class to be exchanged for shares in another trust or company under or pursuant to any state or federal statute to the extent permitted by law.

For the avoidance of doubt, the Sponsor, with written notice to the Shareholders, may approve and effect any of the transactions contemplated under (i) - (v) above without any vote or other action of the Shareholders.

Section 8.03 Dissolution of Sponsor Not to Terminate Trust.

The dissolution of the Sponsor, or its ceasing to exist as a legal entity from, or for, any cause, shall not operate to terminate this Trust Agreement insofar as the duties and obligations of the Trustee are concerned.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01 Certain Matters Relating to Shareholders.

(a)
By the purchase and acceptance or other lawful delivery and acceptance of Shares, each Shareholder shall be deemed to be a beneficiary of the Trust created by this Trust Agreement and vested with beneficial undivided interest in the Trust to the extent of the Shares owned beneficially by such Shareholder, subject to the terms and conditions of this Trust Agreement. Upon issuance as provided herein, Shares shall be fully paid and non-assessable.

(b)
The death or incapacity of any Shareholder shall not operate to terminate this Trust Agreement or the Trust, nor entitle such Shareholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Each Shareholder expressly waives any right such Shareholder may have under any rule of law, or the provisions of any statute, or otherwise, to require the Trust, Sponsor or the Trustee at any time to account, in any manner other than as expressly provided in this Trust Agreement, in respect of the Ether or other Digital Assets or moneys from time to time received, held and applied by the Sponsor hereunder.

(c)
Except as required under applicable Federal law or under the rules or regulations of an Exchange, Shareholders shall have no voting rights hereunder (including with respect to mergers, consolidations or conversions of the Trust or transfers to or domestication in any jurisdiction by the Trust or any other matters that under the Delaware Act default voting rights are provided to holders of beneficial interests.) The Shareholders shall have the right to vote on other matters only as the Sponsor may consider desirable and so authorize in its sole discretion. To the extent that federal or Delaware law is amended, modified or interpreted by rule, regulation, order, or no-action letter to (on a mandatory basis) expand, eliminate or limit Shareholders’ right to vote on any specific matter, the Shareholders’ right to vote shall be deemed to be amended, modified or interpreted in accordance therewith without further approval by the Sponsor or the Shareholders. Nothing set forth in this Trust Agreement shall be construed so as to constitute the Shareholders from time to time as partners or members of an association; nor shall any Shareholder ever be liable to any third person by reason of any action taken by the parties to this Trust Agreement, or for any other cause whatsoever.

(d)
Except as otherwise provided under Delaware law, the Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware and no Shareholder shall be liable for claims against, or debts of the Trust or the applicable Series in excess of his capital contribution and his share of the applicable Series property and undistributed profits, except in the event that the liability is founded upon misstatements or omissions contained in such Shareholder’s Participant Agreement delivered in connection with his purchase of Shares. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust or the applicable Series shall not make a claim against a Shareholder with respect to amounts distributed to such Shareholder or amounts received by such Shareholder upon redemption unless, under Delaware law, such Shareholder is liable to repay such amount.

(e)
The Trust or the applicable Series shall indemnify to the full extent permitted by law and the other provisions of this Trust Agreement, and to the extent of the applicable Series property, each Shareholder against any claims of liability asserted against such Shareholder solely because he is a beneficial owner of one or more Shares (other than for taxes for which such Shareholder is liable by reason of such Shareholder’s ownership of any Shares).

(f)
Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Sponsor shall give notice to the effect that the same was executed or made by or on behalf of the Trust or the applicable Series and that the obligations of such instrument are not binding upon any Shareholder individually but are binding only upon the assets and property of the applicable Series, and no resort shall be had to the Shareholders’ personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Sponsor deems appropriate, but the omission thereof shall not operate to bind any Shareholder individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 9.01 shall diminish the limitation on the liability of the Trust to the extent set forth in Section 2.06 hereof.

Section 9.02 Delaware Law to Govern; Consent to Jurisdiction.

The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that causes of action for violations of U.S. federal or state securities laws shall not be governed by this Section 9.02, and provided further, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Act) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Series, the Trustee, the Sponsor, the Shareholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Sponsor set forth or referenced in this Trust Agreement. Section 3540 of Title 12 of the Delaware Act shall not apply to the Trust. The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a statutory trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

The parties hereto hereby (i) irrevocably submit to the non-exclusive jurisdiction of any Delaware state court or federal court sitting in Wilmington, Delaware in any action arising out of or relating to this Agreement provided that suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended or any other claim for which the federal courts have exclusive jurisdiction and the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended or the rules and regulations promulgated thereunder and (ii) consent to the service of process by mail. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by applicable law or affect its right to bring any action in any other court. Each party agrees that, in the event that any dispute arising from or relating to this Agreement becomes subject to any judicial proceeding, such party waives any right that it may otherwise have to (x) seek punitive or consequential damages or (y) request a trial by jury.

Section 9.03 Provisions in Conflict with Law or Regulations.

(a)
The provisions of this Trust Agreement are severable, and if the Sponsor shall determine, with the advice of counsel, that any of such provisions is in conflict with the Code, the Delaware Act or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Trust Agreement; provided, however, that such determination shall not affect any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination.

(b)
If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

Section 9.04 Notices.

All notices and other communications under this agreement shall be in writing in English, signed by the party giving it, and shall be deemed given, if to the Trustee or the Sponsor, when delivered personally, on the next Business Day after delivery to a recognized overnight courier or mailed first class (postage prepaid) or when sent by facsimile to the parties (which facsimile copy shall be followed, in the case of notices or other communications sent to the Trustee or the Sponsor, by delivery of the original) at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision):

To the Sponsor:

Franklin Holdings, LLC One Franklin Parkway,
San Mateo, CA 94403-1906 (650) 312-2000
Attention: David Mann
Email: David.I.Mann@franklintempleton.com

To the Delaware Trustee:

CSC Delaware Trust Company
251 Little Falls Drive
Wilmington, DE 19808
Attention: Corporate Trust Administration
Email: trust@delawaretrust.com

Any notice to be given to a Shareholder shall be duly given if mailed or delivered to DTC Participants designated by DTC for delivery to Shareholders.

Section 9.05 Headings.

The headings used in this Trust Agreement have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this Trust Agreement.

Section 9.06 Derivative Actions.

In addition to the requirements set forth in Section 3816 of the Delaware Act, a Shareholder or Shareholders may bring a derivative action on behalf of the Trust only if the following conditions are met:

(a)
The Shareholder or Shareholders must make a pre-suit demand upon the Sponsor to bring the subject action unless an effort to cause the Sponsor to bring such an action is not likely to succeed. For purposes of this Section 9.06, a demand on the Sponsor shall only be deemed not likely to succeed and therefore excused if the Sponsor has a personal financial interest in the transaction at issue, and the Sponsor shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that the Sponsor receives remuneration for its service as the Sponsor of the Trust or an employee or officer of the Sponsor receives remuneration for his or her service as a trustee or director of one or more investment companies that are under common management with or otherwise affiliated with the Trust.

(b)
Unless a demand is not required under paragraph (a) of this Section 9.06, Shareholders eligible to bring such derivative action under the Delaware Act who hold at least 10% of the outstanding Shares of the Trust, or 10% of the outstanding Shares of the Series or Class to which such action relates, shall join in the request for the Sponsor to commence such action; and

(c)
Unless a demand is not required under paragraph (a) of this Section 9.06, the Sponsor must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim. The Sponsor shall be entitled to retain counsel or other advisors in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Sponsor determines not to bring such action.

In addition to all suits, claims or other actions (collectively, “claims”) that under applicable law must be brought as derivative claims, each Shareholder of the Trust or any Series or Class thereof agrees that any claim that affects all Shareholders of a Series or Class equally, that is, proportionately based on their number of Shares in such Series or Class, must be brought as a derivative claim subject to this Section

9.06 irrespective of whether such claim involves a violation of the Shareholders’ rights under this Trust Agreement or any other alleged violation of contractual or individual rights that might otherwise give rise to a direct claim.

Notwithstanding the foregoing, however, if a provision of this Section 9.06 is found to violate the

U.S. federal securities laws, then such provision shall not apply to any claims asserted under such U.S. federal securities law.

Section 9.07 Counterparts.

This Trust Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 9.08 Corporate Transparency Act.

The Corporate Transparency Act (31 U.S.C. § 5336) and its implementing regulations (collectively, the “CTA”), may require the Trust to file reports with Financial Crimes Enforcement Network. It shall be Sponsor’s duty and not the Trustee’s duty to prepare such filings, cause the Trust to make such filings, and to cause the Trust to comply with its obligations under the CTA, if any.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed and delivered as of August , 2026.

FRANKLIN HOLDINGS, LLC
as Sponsor

By:	/s/ David Mann
Name:	David Mann
Title:	President and Chief Executive Officer

CSC DELAWARE TRUST COMPANY,
as Delaware Trustee

By:	/s/ James Grier
Name:	James Grier
Title:	Vice President